Exhibit 99.1

FOR IMMEDIATE RELEASE

July 20, 2006	For More Information Contact:
Gregory Schreacke
Chief Financial Officer
First Financial Service Corporation
(270) 765-2131

First Financial Service Corporation

Announces Second Quarter Results

Elizabethtown, Kentucky, July 20, 2006 — First Financial Service Corporation (the Company, Nasdaq: FFKY) today announced diluted net income per share of $0.69 for the quarter ended June 30, 2006, an increase of 21% from $0.57 for the quarter ended June 30, 2005.  Return on equity was 16.3% for the quarter and return on assets was 1.4%.

Diluted net income per share for the six months ended June 30, 2006 was $1.27, an increase of 14% from $1.11 for the six months ended June 30, 2005.  For the six months ended June 30, 2006, return on equity was 15.4% and return on assets was 1.3%.

“We are pleased to report another record quarter of earnings per share for the Company,” commented President and Chief Executive Officer, B. Keith Johnson.  “Our consistent financial results enabled us to be recognized by U.S. Banker as 47th among the top 200 publicly traded community banks in the United States based on a three-year average return on stockholders’ equity.  Return on stockholders’ equity continued to expand to 16.3% during the second quarter and was 15.4% for the six months ended June 30, 2006.  Our success is a direct reflection of the dedication our associates have to growing our franchise and their commitment to providing superior customer service to our customers.”

The Company’s retail branch network continues to generate encouraging results.  Total deposits have grown at a 6% compound annual growth rate over the past four years.  Total deposits were $615 million at June 30, 2006, which included an increase of $42 million in commercial and retail deposits for the first six months this year.  The development of the retail branch network into the Metro Louisville market also yielded positive results.  The Company has a combined $42 million in deposits in its two new full-service facilities in the Metro Louisville market experiencing a 39% increase in deposits for the first six months of 2006 following a 71% increase in deposits for the year of 2005.  The Company opened these new facilities in the second quarter of 2004 to support its growing customer base in this market.  Twenty-one percent of the Company’s loan portfolio resides in the Metro Louisville market.

The Company’s emphasis on commercial lending generated a 7% compound annual growth rate in the total loan portfolio and a 31% compound annual growth rate in commercial loans over the past four years.  Commercial loans were $429 million at June 30, 2006, an increase of $26 million from December 31, 2005.

The growth in the Company’s commercial loan portfolio, coupled with the rising interest rate environment, has favorably impacted the level of interest income generated by the Company.  Net interest margin increased to 4.07% for the six months ended June 30, 2006, compared to 3.88% for the same period a year ago.  This has resulted in a $616,000 increase in net interest income to $7.4 million for the three months ended June 30, 2006, and a $1.2 million increase in net interest income to $14.6 million for the six months ended June 30, 2006, compared to the respective three and six month periods in 2005.  The increasing short-term interest rate environment positively impacted net interest margin due to the adjustable rate commercial loans in the Company’s loan portfolio.  However, the net interest margin is likely to compress in future quarters as short-term interest rates peak and the cost of deposits continue to rise.  The cost of deposits typically lag the increase in adjustable loan rates due to certificates of deposit which mature over a longer period of time than immediately adjustable loan rates.

The Company’s asset quality remains favorable.  Net charge-offs as a percent of average total loans were 0.02% for the six months ended June 30, 2006 and June 30, 2005.  The allowance for loan losses as a percent of total loans, decreased to 1.11% at June 30, 2006 compared to 1.15% at December 31, 2005.  The percentage of non-performing loans to total loans was 0.83% at June 30, 2006, compared to 0.97% at December 31, 2005.

Provision for loan loss expense decreased $32,000 to $9,000 for the three months ended June 30, 2006, and $219,000 to $97,000 for the six months ended June 30, 2006 compared to the same periods ended June 30, 2005.  The decrease in provision for loan loss expense for the periods was due to higher provisions during the first six months of 2005 resulting from loan downgrades during the first quarter of 2005.  In addition, improvements in the Company’s security and position of certain classified loans during 2006, resulted in a reduction in the SFAS 114 reserve allocated to the loans, which decreased provision for loan loss expense for the three and six month periods ended June 30, 2006.

Non-interest income increased $100,000 to $2.1 million for the three months ended June 30, 2006.  Non-interest income decreased $210,000 to $3.8 million for the six months ended June 30, 2006.  During the first six months ended June 30, 2005, a $381,000 gain was recorded on the sale of investment securities and a $143,000 gain was recorded on the sale of lots.  No gains on the sale of investments or lots were recorded for the six months ended June 30, 2006.  Customer service fees on deposit accounts increased $77,000 and $188,000 for the respective three and six months ended June 30, 2006, compared to the respective periods during 2005.

Non-interest expense increased $38,000, or 1% to $5.3 million for the quarter ended June 30, 2006, compared to the same quarter ended June 20, 2005.  For the six months ended June 30, 2006, non-interest expense increased $302,000, or 3% to $10.7 million, compared to the six months ended June 30, 2005.  The primary contributing factors to this increase were the additional operating and employee compensation expenses related to the recent expansion efforts.  The Company’s efficiency ratio was 58% for the six months ended June 30, 2006, compared to 60% for the six months ended June 30, 2005.

First Financial Service Corporation is the parent bank holding company of First Federal Savings Bank of Elizabethtown, which was chartered in 1923.  The Bank serves the needs and caters to the economic strengths of the local communities in which it operates and strives to provide a high level of personal and professional customer service.  The Bank offers a variety of financial services to its retail and commercial banking customers.  These services include personal and corporate banking services, trust and estate planning, and personal investment financial counseling services.  Today, the Bank serves Central Kentucky through its 14 full-service banking centers.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from historical income and those presently anticipated or projected.  The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date of this release.  Such risks and uncertainties include those detailed in the Company’s filings with the Securities and Exchange Commission, risks of adversely changing results of operations, risks related to the Company’s acquisition strategy, risk of loans and investments, including the effect of the change of the local economic conditions, risks associated with the adverse effects of the changes in interest rates, and competition for the Company’s customers by other providers of financial services, all of which are difficult to predict and many of which are beyond the control of the Company.

First Financial Service Corporation’s stock is traded on the Nasdaq Global Market under the symbol “FFKY.”  Market makers for the stock are:

J.J.B. Hilliard, W.L. Lyons Company, Inc.	Keefe, Bruyette & Woods, Inc.

Stifel Nicolaus & Company	Goldman, Sachs & Company

First Tennessee Securities	Knight Securities, LP

Spear, Leeds & Kellogg	Sandler O’Neill

Howe Barnes Investments, Inc.

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News Release

First Financial Service Corporation

July 20, 2006

Page Three

FIRST FINANCIAL SERVICE CORPORATION
Consolidated Balance Sheets (Unaudited)

	June 30,	December 31,
	2006	2005
	(Dollars in thousands, except share data)
ASSETS
Cash and due from banks	$17,676	$20,451

Securities available-for-sale	26,833	28,324
Securities held-to-maturity, fair value of $27,843 Jun (2006) and $32,434 Dec (2005)	28,712	33,231
Total securities	55,545	61,555

Loans held for sale	1,038	597
Loans, net of unearned fees	664,969	642,520
Allowance for loan losses	(7,408)	(7,377)
Net loans receivable	658,599	635,740

Federal Home Loan Bank stock	7,400	7,194
Cash surrender value of life insurance	7,784	7,637
Premises and equipment, net	20,374	19,134
Real estate owned:
Acquired through foreclosure	844	1,022
Held for development	337	337
Other repossessed assets	104	119
Goodwill	8,384	8,384
Accrued interest receivable	3,162	3,051
Other assets	1,644	1,889
TOTAL ASSETS	$781,853	$766,513

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Non-interest bearing	$43,726	$39,145
NOW demand	72,718	76,848
Savings	88,886	99,879
Money market	58,159	66,175
Certificates of deposit	351,509	309,059
Total deposits	614,998	591,106

Federal funds purchased	7,000	19,500
Advances from Federal Home Loan Bank	78,297	78,375
Subordinated debentures	10,000	10,000
Accrued interest payable	444	389
Accounts payable and other liabilities	1,877	1,023
Deferred income taxes	1,208	1,379

TOTAL LIABILITIES	713,824	701,772

STOCKHOLDERS’ EQUITY:
Serial preferred stock, 5,000,000 shares authorized and unissued	—	—
Common stock, $1 par value per share;authorized 10,000,000 shares; issued and outstanding, 3,984,230 shares Jun (2006), and 3,983,530 shares Dec (2005)	3,984	3,984
Additional paid-in capital	16,449	16,409
Retained earnings	47,871	44,291
Accumulated other comprehensive income, net of tax	(275)	57

TOTAL STOCKHOLDERS’ EQUITY	68,029	64,741
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$781,853	$766,513

News Release

First Financial Service Corporation

July 20, 2006

Page Four

FIRST FINANCIAL SERVICE CORPORATION
Consolidated Statements of Income (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	(Dollars in thousands, except per share data)
Interest Income:
Interest and fees on loans	$12,287	$10,272	$24,002	$20,226
Interest and dividends on investments and deposits	824	755	1,601	1,431
Total interest income	13,111	11,027	25,603	21,657

Interest Expense:
Deposits	4,561	3,146	8,606	6,039
Federal funds purchased	15	—	88	—
Federal Home Loan Bank advances	941	951	1,874	1,895
Subordinated debentures	223	175	429	332
Total interest expense	5,740	4,272	10,997	8,266

Net interest income	7,371	6,755	14,606	13,391
Provision for loan losses	9	41	97	316
Net interest income after provision for loan losses	7,362	6,714	14,509	13,075

Non-interest Income:
Customer service fees on deposit accounts	1,396	1,319	2,627	2,439
Gain on sale of mortgage loans	240	168	403	351
Brokerage commissions	88	78	171	157
Gain on sale of real estate held for development	—	143	—	143
Gain on sale of investments	—	—	—	381
Other income	352	268	587	527
Total non-interest income	2,076	1,976	3,788	3,998

Non-interest Expense:
Employee compensation and benefits	2,817	2,856	5,794	5,634
Office occupancy expense and equipment	514	503	1,067	998
Marketing and advertising	214	195	419	383
Outside services and data processing	641	630	1,257	1,227
Bank franchise tax	224	195	443	398
Other expense	904	897	1,743	1,781
Total non-interest expense	5,314	5,276	10,723	10,421

Income before income taxes	4,124	3,414	7,574	6,652
Income taxes	1,369	1,120	2,481	2,172
Net Income	$2,755	$2,294	$5,093	$4,480

(1) Shares applicable to basic income per share	3,983,880	4,005,857	3,983,730	4,008,489
(1) Basic income per share	$0.69	$0.57	$1.28	$1.12

(1) Shares applicable to diluted income per share	4,019,962	4,024,472	4,018,035	4,028,504
(1) Diluted income per share	$0.69	$0.57	$1.27	$1.11

(1)             Adjusted to reflect the impact of the stock dividend declared September 22, 2005.

News Release

First Financial Service Corporation

July 20, 2006

Page Five

FIRST FINANCIAL SERVICE CORPORATION
Unaudited Selected Ratios and Other Data

	As of and For the		As of and For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
Selected Data	2006	2005	2006	2005

Performance Ratios

Return on average assets	1.41%	1.22%	1.32%	1.21%

Return on average equity	16.31%	14.84%	15.35%	14.70%

Average equity to average assets	8.66%	8.24%	8.61%	8.22%

Net interest margin	4.05%	3.86%	4.07%	3.88%

Efficiency ratio from continuing operations	56.25%	60.43%	58.30%	59.93%

Book value per share			$17.08	$15.55

Average Balance Sheet Data

Total assets	$782,478	$752,342	$777,270	$747,889

Interest earning assets	734,227	701,944	727,579	697,088

Loans	654,893	605,217	649,486	603,199

Interest-bearing deposits	577,052	557,308	570,546	553,930

Total deposits	620,950	598,100	613,704	594,047

Total stockholders’ equity	67,751	62,000	66,900	61,473

Asset Quality Ratios

Non-performing loans as a percent of total loans (1)			0.83%	0.80%

Non-performing assets as a percent of total loans (1)			0.97%	0.98%

Allowance for loan losses as a percent of total loans (1)			1.11%	1.10%

Allowance for loan losses as a percent of
non-performing loans			134%	138%

Annualized net charge-offs to total loans (1)			0.02%	0.02%

(1) Excludes loans held for sale.

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